Exhibit 99.2

Annual Report
Florida Recycling Services, Inc.

As of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003

Florida Recycling Services, Inc.
Table of Contents
December 31, 2003, 2002 and 2001

Page
Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Shareholders’ Deficit	4

Consolidated Statements of Cash Flows	5

Notes to the Financial Statements	6-17

Independent Auditors’ Report

Board of Directors
Florida Recycling Services, Inc.

We have audited the accompanying consolidated balance sheets of Florida Recycling Services, Inc. as of December 31, 2003 and 2002 and the related statements of operations, shareholder deficit, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Florida Recycling Services, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP
Los Angeles, California

June 24, 2005

Florida Recycling Services, Inc.
Consolidated Balance Sheets
December 31, 2003 and 2002 (amounts in thousands)

	2003	2002
	(Restated - See Note 1)
Assets

Current assets
Cash and cash equivalents	$337	$—
Trade accounts receivable, net of allowance for doubtful accounts	8,054	8,398
Due from affiliates	2,726	1,026
Supplies and materials	520	333
Prepaid expenses and other current assets	1,173	384

Total current assets	12,810	10,141

Property and equipment, net of accumulated depreciation	15,521	16,450

Other non-current assets
Deposits	17	18
Customer relationships, net of accumulated amortization of $81 in 2003 and $41 in 2002	326	366
Goodwill	174	174

Total non-current assets	517	558

Total assets	$28,848	$27,149

Liabilities and Shareholders’ Deficit

Current liabilities
Accounts payable	$5,969	$5,278
Checks issued in excess of bank balance	—	1,628
Accrued expenses	7,069	6,859
Due to affiliates	3,478	675
Note payable-bank	10,000	4,500
Shareholder loan	3,000	—
Current maturities of long-term debt	12,316	8,371

Total current liabilities	41,832	27,311

Long-term debt	9,849	14,885

Total liabilities	51,681	42,196

Commitments and contingencies (Note 14)

Shareholders’ deficit
Common stock, $1,000 par value, 1,000 shares authorized, 100 shares issued and outstanding	100	100
Additional paid-in capital	5,729	10,317
Accumulated deficit	(28,662)	(25,464)

Total shareholders’ deficit	(22,833)	(15,047)

Total liabilities and shareholders’ deficit	$28,848	$27,149

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Consolidated Statements of Operations
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

	2003	2002	2001
	(Restated - See Note 1)
Revenue	$87,905	$83,888	$82,659

Cost of operations:
Disposal costs	32,966	31,588	30,236
Direct labor	23,951	22,106	23,337
Other operating costs	12,596	11,058	10,211
Selling, general and administrative expenses	15,473	13,434	12,528
Depreciation and amortization	7,789	8,752	10,526
(Gain) loss on distribution and disposal of property and equipment	(3,694)	11	38

Total cost of operations	89,081	86,949	86,876

Operating loss	(1,176)	(3,061)	(4,217)

Interest expense, net	2,022	2,070	2,627

Net loss	$(3,198)	$(5,131)	$(6,844)

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Consolidated Statements of Changes in Shareholders’ Deficit
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

		Additional		Total
	Common	Paid-In	Accumulated	Shareholders'
	Stock	Capital	Deficit	Deficit
		(Restated - See Note 1)
Balances as restated,
December 31, 2000	100	5,334	(13,489)	(8,055)
Net loss as restated	—	—	(6,844)	(6,844)
Shareholder contribution	—	29	—	29

Balances as restated,
December 31, 2001	100	5,363	(20,333)	(14,870)
Net loss as restated	—	—	(5,131)	(5,131)
Shareholder contribution	—	4,954	—	4,954

Balances as restated,
December 31, 2002	100	10,317	(25,464)	(15,047)
Net loss as restated	—	—	(3,198)	(3,198)
Shareholder distribution as restated		(4,588)	—	(4,588)

Balances as restated,
December 31, 2003	100	$5,729	(28,662)	(22,833)

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Consolidated Statements of Cash Flows
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

	2003	2002	2001
	(Restated - See Note 1)
Cash flows from operating activities
Net loss	$(3,198)	$(5,131)	$(6,844)
Depreciation and amortization	7,789	8,752	10,526
(Gain) loss on distribution and disposal of property and equipment	(3,694)	11	38
Changes in operating assets and liabilities:
Trade accounts receivable	344	995	(4)
Supplies and materials	(187)	(73)	(101)
Prepaid expenses and deposits	(789)	(88)	537
Accounts payable	691	2,153	(3,416)
Accrued expenses	210	1,614	(1,431)
Net change in due to/(from) affiliates	1,103	(1,551)	(9)

Net cash provided (used in) by operating activities	2,269	6,682	(704)

Cash flows from investing activities
Proceeds from sale of property and equipment	74	117	1,579
Purchase of property and equipment	(7,279)	(4,346)	(5,048)

Net cash used in investing activities	(7,205)	(4,229)	(3,469)

Cash flows from financing activities
Checks issued in excess of bank balance	(1,628)	193	845
Repayment of loan to related party	—	—	(314)
Proceeds from shareholder loan	3,000	—	—
Proceeds from note payable-bank	5,500	1,300	(450)
Proceeds from long-term debt	7,967	1,590	11,283
Payments on long-term debt	(9,058)	(7,636)	(7,191)
Contribution from shareholder	—	2,100	—
Distributions to shareholder	(508)	—	—

Net cash provided by (used in) financing activities	5,273	(2,453)	4,173

Increase in cash and cash equivalents	337	—	—

Cash and cash equivalents
Beginning of year	—	—	—

End of year	$337	$—	$—

Supplemental cash flow disclosures
Cash paid for interest expense	$1,905	$1,988	$2,450

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 1 Organization of Business and Basis of Presentation

Florida Recycling Services, Inc. (FRS, a subchapter S corporation) and its subsidiary, Florida Recycling Services, Inc. of Delaware (FRS of Delaware) (collectively “FRS”, “Florida Recycling” or “the Company”) operate waste disposal and recycling services throughout central Florida.

The accompanying consolidated financial statements include the accounts of FRS and its subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

On April 30, 2004, Waste Services, Inc. (“Waste”) completed the acquisition of all of the issued and outstanding shares of Florida Recycling. Following the acquisition, the results of operations of FRS were below Waste’s expectations and Waste conducted a review of FRS’s business in an effort to identify the factors contributing to the lower than expected level of performance. Based on the results of this review, it appeared that the 2003 financial statements of FRS, provided by the sellers, contained misstatements and could not be relied upon. As such, FRS completed a restatement of its historical consolidated financial statements as of December 31, 2003, 2002 and 2001 and for the years then ended.

These restatement adjustments primarily related to:

          (a) Adjustments for revenue recognition;

          (b) Adjustments for accruals of disposal costs;

          (c) Adjustments for changes in provisions for doubtful accounts;

          (d) Adjustments related to capitalization of certain assets and period costs; and

          (e) Adjustments to reclassify amounts due to/from affiliates.

The following tables set forth the net effect of the restatements and reclassifications on specific amounts presented in the Company’s consolidated balance sheets, consolidated statements of operations and condensed consolidated statements of cash flows:

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 1 Organization of Business and Basis of Presentation, Continued

Consolidated Balance Sheets

	December 31, 2003			December 31, 2002
	Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Assets

Current assets
Cash and cash equivalents	$670	$(333)	$337	$69	$(69)	$—
Trade accounts receivable, net of allowance for doubtful accounts	16,156	(8,102)	8,054	10,692	(2,294)	8,398
Due from affiliates	855	1,871	2,726	510	516	1,026
Supplies and materials	963	(443)	520	488	(155)	333
Prepaid expenses and other current assets	1,646	(473)	1,173	503	(119)	384

	20,290	(7,480)	12,810	12,262	(2,121)	10,141

Property and equipment, net of accumulated depreciation	18,039	(2,518)	15,521	17,946	(1,496)	16,450

Other non-current assets
Deposits	18	(1)	17	18	—	18
Customer relationships, net of accumulated amortization	454	(128)	326	364	2	366
Goodwill	174	—	174	174	—	174
Deferred income tax asset	601	(601)	—	636	(636)	—

	1,247	(730)	517	1,192	(634)	558

	$39,576	$(10,728)	$28,848	$31,400	$(4,251)	$27,149

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 1 Organization of Business and Basis of Presentation, Continued

Consolidated Balance Sheets, Continued

	December 31, 2003			December 31, 2002
	Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$6,555	$(586)	$5,969	$5,369	$(91)	$5,278
Checks issued in excess of bank balance	—	—	—	—	1,628	1,628
Accrued expenses	2,656	4,413	7,069	2,698	4,161	6,859
Due to affiliates	—	3,478	3,478	—	675	675
Note payable-bank	10,000	—	10,000	4,500	—	4,500
Shareholder loan	—	3,000	3,000	—	—	—
Current maturities of long-term debt	12,928	(612)	12,316	8,199	172	8,371

	32,139	9,693	41,832	20,766	6,545	27,311

Long-term debt	12,060	(2,211)	9,849	15,052	(167)	14,885

Shareholders’ deficit
Common stock	100	—	100	100	—	100
Additional paid-in capital	11,670	(5,941)	5,729	11,670	(1,353)	10,317
Accumulated deficit	(16,393)	(12,269)	(28,662)	(16,188)	(9,276)	(25,464)

	(4,623)	(18,210)	(22,833)	(4,418)	(10,629)	(15,047)

	$39,576	$(10,728)	$28,848	$31,400	$(4,251)	$27,149

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 1 Organization of Business and Basis of Presentation, Continued

Consolidated Statements of Operations

	December 31, 2003			December 31, 2002			December 31, 2001
	Previously			Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Revenue	$90,519	$(2,614)	$87,905	$84,784	$(896)	$83,888	$81,722	$937	$82,659

Cost of operations:
Disposal costs	30,349	2,617	32,966	28,517	3,071	31,588	30,123	113	30,236
Direct labor	23,844	107	23,951	22,269	(163)	22,106	23,188	149	23,337
Other operating costs	10,051	2,545	12,596	9,562	1,496	11,058	9,938	273	10,211
Selling, general and administrative expenses	14,910	563	15,473	13,666	(232)	13,434	12,498	30	12,528
Depreciation and amortization	8,709	(920)	7,789	9,216	(464)	8,752	10,646	(120)	10,526
(Gain) loss on distribution and disposal of property and equipment	(41)	(3,653)	(3,694)	11	—	11	38	—	38

Total cost of operations	87,822	1,259	89,081	83,241	3,708	86,949	86,431	445	86,876

Operating income (loss)	2,697	(3,873)	(1,176)	1,543	(4,604)	(3,061)	(4,709)	492	(4,217)

Interest expense, net	1,931	91	2,022	2,093	(23)	2,070	2,627	—	2,627

Income (loss) before income taxes	766	(3,964)	(3,198)	(550)	(4,581)	(5,131)	(7,336)	492	(6,844)

Income tax expense (benefit)	35	(35)	—	—	—	—	(150)	150	—

Net income (loss)	$731	$(3,929)	$(3,198)	$(550)	$(4,581)	$(5,131)	$(7,186)	$342	$(6,844)

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 1 Organization of Business and Basis of Presentation, Continued

Condensed Consolidated
Statements of Cash Flows

	December 31, 2003			December 31, 2002			December 31, 2001
	Previously			Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Cash flows from operating activities	$3,493	$(1,224)	$2,269	$8,053	$(1,371)	$6,682	$365	$(1,069)	$(704)

Cash flows from investing activities	(9,622)	2,417	(7,205)	(6,230)	2,001	(4,229)	(3,649)	180	(3,469)

Cash flows from financing activities	6,729	(1,456)	5,273	(2,651)	198	(2,453)	3,327	846	4,173

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 2 Summary of Significant Accounting Policies

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts, intangible assets, goodwill and liabilities for potential litigation.

Cash and Cash Equivalents—The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions located in Florida and Illinois. The total cash balances are insured by the F.D.I.C. up to $100 per bank. At December 31, 2003 and 2002, the Company had cash balances on deposit with one bank that exceeded the balance insured by the F.D.I.C. in the amounts of $237 and $1,093, respectively. Customers are primarily municipalities and residential customers located in the State of Florida, with no one customer making up more than 10% of total revenue.

Revenue Recognition—The Company recognizes revenue when hauling services are rendered. Amounts billed to customers, prior to providing the related services, are reflected as deferred revenue and reported as revenue in the period in which the services are rendered.

Accounts Receivable—Trade receivables are uncollateralized customer obligations due 30 days from the invoice date.

Trade receivables are stated at the amount billed to the customer. The carrying amount of trade receivables is reduced by an allowance for doubtful accounts that reflects management’s estimate of the amounts that will not be collected. Management reviews individual receivable balances and the Company’s average write-offs to estimate the allowance for doubtful accounts. At December 31, 2003 and 2002, an allowance of $2,230 and $2,237, respectively, was considered necessary.

Supplies and Materials—Supplies and materials consist of new and used waste hauling vehicle parts, as well as new spare tire inventory. Supplies and materials are valued primarily at cost.

Property and Equipment—Property and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Expenditures for improvements, replacements and major renewals which extend the life of the asset are capitalized and depreciated over the useful life of the asset to which they relate. Gains and losses resulting from property and equipment retirements or disposals are credited or charged to earnings in the year of the disposal.

Depreciation is provided principally by accelerated methods over estimated useful lives as follows:

Buildings and building improvements	39 years
Containers, compactors and recycling equipment	5 years
Waste hauling vehicles	5 years
Furniture, fixtures and other office equipment	5 years

In January 2003, the Company outsourced the refurbishing of its containers to a related party. Costs associated with the betterments, totaling approximately $1,032, have been capitalized to containers, compactors and recycling equipment and depreciated over the useful life of the asset to which they relate. In prior years, the repair and refurbishing was done internally. No amounts were capitalized in previous years since there was no objective basis to measure the betterments.

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 2 Summary of Significant Accounting Policies, Continued

Goodwill and Customer Relationships—The Company accounts for goodwill in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.” In general, goodwill is tested for impairment on an annual basis. In testing for impairment, the Company uses the two-step impairment test prescribed by SFAS No. 142. The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount including goodwill. If the fair value exceeds the carrying amount, goodwill of the reporting unit is considered not impaired, and the second step of the impairment test is unnecessary. The second step, if necessary, compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by deducting the fair value of a reporting unit’s identifiable assets and liabilities from the fair value of the reporting unit as a whole, as if that reporting unit had just been acquired and the purchase price were being initially allocated. If the implied fair value is less than the carrying value, an impairment charge is recorded to earnings. The Company did not recognize any impairment losses for the years ended December 31, 2003, 2002 or 2001.

In addition, the Company evaluates a reporting unit for impairment if events or circumstances change between annual tests, indicating a possible impairment. Examples of such events or circumstances include: (i) a significant adverse change in legal factors or in the business climate; (ii) an adverse action or assessment by a regulator; (iii) a more likely than not expectation that a reporting unit or a significant portion thereof will be sold; or (iv) the testing for recoverability under SFAS No. 144 of a significant asset group within the reporting unit.

Customer relationships are recorded at their cost, less accumulated amortization and are amortized over the expected benefit to be received by such intangibles. The Company periodically evaluates the carrying value and remaining estimated useful life of its customer relationships subject to amortization in accordance with the provisions of SFAS No. 144. Amortization expense will approximate $40 per year through December 31, 2008.

Impairment of Long-Lived Assets—In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” property and equipment and amortizable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable from estimated future undiscounted cash flows, excluding interest charges. Impairment losses are measured as the amount by which the carrying amount of the assets exceed their fair value. The Company did not recognize any impairment losses for the years ended December 31, 2003, 2002 or 2001, respectively.

Fair Value of Financial Instruments—SFAS No. 107, “Disclosures About Fair Values of Financial Instruments,” requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about fair value of financial instruments are based on pertinent information available to management as of December 31, 2003, 2002 and 2001. Accordingly, the estimates presented in these statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

Management estimates the fair value of (i) receivables, advances to related parties, accounts payable, accrued expenses and notes payable — bank to approximate carrying value due to the relatively short maturity of these instruments; and (ii) borrowings under long-term debt to approximate carrying value because the most significant portion of these borrowings accrues interest at a floating interest rate based on the market.

The Company’s remaining assets and liabilities, which are not considered financial instruments, have been valued under customary methods in accordance with generally accepted accounting principles.

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 2 Summary of Significant Accounting Policies, Continued

Income Taxes—The Company has elected to be treated as an S-corporation, under the applicable provisions of the Internal Revenue Code, pursuant to which the Company is not subject to federal income taxes and the profits and losses of the Company are allocated to the stockholder to be reflected in his personal income tax return. Accordingly, no provision or benefit for federal income taxes is required in the accompanying financial statements, nor are any deferred taxes provided for temporary differences between tax and financing reporting. However, upon the acquisition by Waste in 2004, the Company ceased its S-Corporation status and reverted to C-Corporation status. Due to operating losses, the Company would not have recognized any deferred tax assets for its net operating loss carryforwards.

Advertising—Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2003, 2002 and 2001 was $79, $73 and $42, respectively.

Note 3 Property and Equipment

Property and equipment at December 31, 2003 and 2002 consist of:

	2003	2002
Land	$98	$413
Buildings and building improvements	608	700
Containers, compactors and recycling equipment	18,777	14,812
Waste hauling vehicles	34,684	33,607
Furniture, fixtures and other office equipment	200	164

	54,367	49,696

Accumulated depreciation	(38,846)	(33,246)

Property and equipment, net	$15,521	$16,450

Included in property and equipment at December 31, 2003 are waste hauling vehicles held under a capital lease with a cost of approximately $320. The vehicles were acquired during 2003.

Note 4 Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at December 31, 2003 and 2002 consist of:

	2003	2002
Prepaid licenses and taxes	$322	$310
Prepaid insurance	795	—
Other prepaids	56	74

	$1,173	$384

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 5 Accrued Expenses

Accrued expenses at December 31, 2003 and 2002 consist of:

	2003	2002
Accrued disposal costs	$3,234	$3,312
Deferred revenue	2,917	2,762
Accrued interest	574	457
Accrued expenses, other	344	328

	$7,069	$6,859

Note 6 Note Payable — Bank

The Company has a $12,000 revolving line of credit facility of which $10,000 and $4,500 is drawn at December 31, 2003 and 2002, respectively. The note, which is due on demand, bears interest at a rate of 25 basis points below the bank’s prime rate (effective rate of 3.8% in 2003 and 5.0% in 2002). Interest is payable monthly. The note is collateralized by waste containers and vehicles, and is personally guaranteed by the Company’s shareholder. The note was subsequently repaid on April 30, 2004.

Note 7 Long-Term Debt

Long-term debt at December 31, 2003 and 2002 consists of:

	2003	2002
Notes payable — Principal and interest payments are payable monthly (aggregating approximately $374 per month) at interest rates ranging from LIBOR plus 2% to 8.16% with final maturity dates through July 2009. Notes are collateralized by equipment and the personal guarantee of the Company’s shareholder.	$10,747	$15,121

Notes payable — Principal and interest payments are payable monthly (aggregating approximately $374 per month) at interest rates ranging from 2.9% to 9.25%, with final maturity dates through October 2009. Notes are collateralized by trucks, vehicles, and the personal guarantee of the Company’s shareholder.	6,001	2,559

Notes payable — Principal and interest payments are payable monthly (aggregating approximately $96 per month) at rates ranging from 8.1% to 9.5% interest, with final maturity dates through November 2006. Notes are collateralized by vehicles, other equipment and the personal guarantee of the Company’s shareholder.	2,791	2,245

Note payable — Principal and interest payments are payable monthly (approximately $63 per month) at 7.15% interest with a final maturity date of May 2005. Note is collateralized by waste containers and the personal guarantee of the Company’s shareholder.	1,226	1,931

Note payable — Interest is 8.5% and is payable upon maturity in April 2004, along with the principal. The note is uncollateralized.	1,400	1,400

	22,165	23,256
Less, current maturities	12,316	8,371

Long-term debt	$9,849	$14,885

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 7 Long-Term Debt, Continued

Maturities of long-term debt in the five years subsequent to 2003 are:

2004	$12,316
2005	5,695
2006	2,822
2007	925
2008	407

$22,165

As indicated in Note 1, the Company was purchased by Waste in April 2004 at which time the Company repaid all of its outstanding debt.

Note 8 Shareholder Loan

On January 24, 2003, the Company’s shareholder borrowed $3,000 from a bank. The note was executed between FRS, the shareholder and the shareholder’s wife (collectively the “borrowers”), and the bank. The note is secured by the shareholder’s personal residence with interest payable monthly at the Wall Street Journal Prime Rate or the bank’s reference prime rate (4.0% at December 31, 2003). On January 22, 2004, the note was extended to mature January 22, 2009 with principal payments of $50 to be made monthly. The proceeds from this note were used for working capital purposes and the note was subsequently repaid on April 30, 2004.

Note 9 Retirement Plan

The Company participates in a qualified multi-employer plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees who meet minimum eligibility requirements may elect to defer a portion of their salary, subject to Internal Revenue Service limits. Employer contributions are discretionary. The Company made no matching contributions to the plan for the years ended 2003, 2002 or 2001.

Note 10 Leases

The Company leases a warehouse under the terms of an operating lease. The lease, which expires in September 2005, provides for minimum rentals aggregating approximately $3 per month plus operating expenses. In addition, the Company rents office space for approximately $9 per month under a month-to-month lease. The Company also has an agreement with a related entity in which it leases equipment for approximately $2 per month. Minimum future lease commitments under these leases are:

2004	$60
2005	29

$89

Rent expense for the years ended December 31, 2003, 2002 and 2001 was $305, $226 and $355, respectively.

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 11 Related-Party Transactions

The Company had transactions with related parties as follows:

	2003	2002	2001
Management fee expense	$3,215	$2,720	$2,972
Waste disposal costs	6,346	6,123	1,124
Insurance expense	1,172	2,244	1,951
Capitalized container refurbishing	1,032	—	—
Container repair expense	292	—	—
Truck and truck parts	1,270	861	587

	$13,327	$11,948	$6,634

Note 12 Surety Bonds and Letters of Credit

Municipal solid waste service contracts require permits and licenses to operate transfer stations, and landfills and recycling facilities may require performance or surety bonds, letters of credit or other means of financial assurance to secure contractual performance. As of December 31, 2003 and 2002, the Company provided customers and various regulatory authorities with letters of credit approximating $2.0 million, and performance or surety bonds of approximately $22.5 million to collateralize its performance obligations on an individual contract basis. Should the Company fail to perform an obligation under certain contracts, there would be a potential obligation of the Company for the portion of the contract that is secured by the Company’s letter of credit (i.e. $2.0 million). The Company incurred no such non-performance claims for the years ended December 31, 2003, 2002 and 2001 respectively.

Note 13 Cash Flow Information

Additional information regarding non-cash investing and financing activities for the years ended December 31, includes:

During 2003, the Company distributed land and building with a net book value of $427 (and fair market value of $4,080) to a shareholder. This distribution, which is reflected at fair market value within the Company’s financial statements, combined with the cash distribution of $508 resulted in total shareholder distributions of $4,588 in 2003. APB No. 29, “Accounting for Nonmonetary Transactions”, requires that non-reciprocal transfers to owners be recorded at the fair value of the asset distributed. As such, the Company recognized a gain on the property distribution approximating $3.6 million.

During the year ended December 31, 2003 the Company entered into capital leases for certain waste hauling vehicles with a cost of approximately $320.

During 2002, the Company distributed land and building (subject to the related debt) to its sole shareholder as partial payment on the note payable to the shareholder. Since the book value of the land and building approximated fair value, no gain (loss) on distribution was recognized. The Company’s shareholder contributed the remaining balance on the shareholder note payable to additional paid-in capital of Florida Recycling. No additional shares were issued to the shareholder for the capital contribution. The additional paid-in capital contributed by the shareholder is as follows:

Loan payable to shareholder	$3,163
Less property distributions:
Building, net of accumulated depreciation	705
Land	83
Debt assumed	(479)

Loan contributed to additional paid-in capital	2,854

Shareholder cash contributions	2,100

$4,954

Florida Recycling Services, Inc.
Notes to Financial Statements
Years Ended December 31, 2003, 2002 and 2001 (amounts in thousands)

Note 13 Cash Flow Information, Continued

In 2001, the shareholder contributed equipment containers valued at $29 to additional paid-in capital of FRS.

Note 14 Commitments and Contingencies

Environmental Risks

The Company is subject to liability for environmental damage that its truck storage facilities may cause, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, including damage resulting from conditions existing prior to the Company’s acquisition of such facilities. Pollutants or hazardous substances whose transportation was arranged by Florida Recycling, may also subject the Company to liability for any off-site environmental contamination caused by these pollutants or hazardous substances.

Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the FRS financial condition, results of operations or cash flows. As of the date of these consolidated financial statements, the Company estimates the range of reasonably possible losses related to environmental matters to be insignificant and is not aware of any such environmental liabilities that would be material to its operations or financial condition.

Legal Proceedings

In the normal course of business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or revoke or deny renewal of an operating permit or license held by the Company. From time to time, the Company may also be subject to actions brought by citizens’ groups, adjacent landowners or residents in connection with the permitting and licensing of hauling operations or allegations related to environmental damage or violations of the permits and licenses pursuant to which the Company operates.